UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2011

eDiets.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30559	56-0952883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Corporate Drive

Suite 600

Fort Lauderdale, FL 33334

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 360-9022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

eDiets.com, Inc. (the “Company”) today announced that its securities will be suspended from The NASDAQ Capital Market prior to the opening of trading on Friday, December 2, 2011. Beginning with the opening of trading on Friday, December 2, 2011, the Company’s common stock will trade on the OTC Bulletin Board (“OTCBB”). The Company’s common stock will continue to trade under the symbol “DIET”.

As previously reported, the NASDAQ Listing Qualifications Panel required the Company to evidence a minimum of $2.5 million in stockholders’ equity, as required under NASDAQ Listing Rule 5505(b), on or before November 30, 2011 to maintain its NASDAQ listing. The Company did not regain compliance and, on November 30, 2011, received notice that NASDAQ intends to delist the Company’s securities.

The Company does not intend to appeal NASDAQ’s determination since it believes its efforts are better directed towards improving the Company’s performance and executing its business plan. The Company intends to maintain the registration of its common stock with the Securities and Exchange Commission (“SEC”) and continue to file periodic, quarterly and annual reports with the SEC.

A copy of the press release by the Company announcing the move from the NASDAQ exchange to the OTCBB is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

As described in Item 3.01 of this Current Report on Form 8-K, the following exhibit is furnished as part of this Current Report.

Exhibit No.	Description

99.1	Press release issued by eDiets.com, Inc. on December 1, 2011.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ Kevin McGrath
Kevin McGrath
Chief Executive Officer and President

Date: December 1, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by eDiets.com, Inc. on December 1, 2011.